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                                                                   EXHIBIT 32.2*

                           Section 1350 Certification


      I, Steven G. Larson, the chief financial officer of Drexler Technology Corporation, a Delaware corporation (the "Company"), certify pursuant to section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge:

      (i) Amendment No. 1 on Form 10-K/A to the Annual Report of the Company on Form 10-K for the period ending March 31, 2003 (the "Report"), fully complies with the requirements of section 13(a) or 15(d), whichever is applicable, of the Securities Exchange Act of 1934, and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: September 29, 2003


/s/ Steven G. Larson
--------------------------
Steven G. Larson


-----------------------

* The material contained in this Exhibit 32.2 is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.








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